UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Suite 1510 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 28, 2013, Targacept entered into an employment agreement with David A. Hosford, M.D., Ph.D., its Vice President, Clinical Development and Regulatory Affairs. By the terms of the agreement, Dr. Hosford is to receive an annual base salary of not less than $283,250 and has a target annual bonus opportunity of up to 30% of his base salary or such higher amount as the Compensation Committee of Targacept’s Board of Directors or Targacept’s full Board of Directors may determine.

The agreement provides that Dr. Hosford is entitled upon termination of his employment to any unpaid compensation earned and due. In addition, if Dr. Hosford’s employment is terminated without “just cause” or if he terminates his employment for “good reason” (as each such term is defined in the agreement), he is entitled to receive cash severance, payable monthly, equal to his then current salary for nine months, as well as six months’ acceleration of vesting for unvested stock options or other equity-based awards held by him at the time of termination. If a termination of his employment without just cause or by Dr. Hosford for good reason occurs within 12 months after, or in connection with but prior to, a “change in control” (as such term is defined in the agreement), Dr. Hosford is instead entitled to receive cash severance equal to the sum of his then current salary plus his then current target annual bonus, payable monthly for 12 months, as well as full acceleration of vesting for unvested stock options or other equity-based awards held by him at the time of termination. In addition, he is entitled in either case to continuation of specified employee benefits for the period of severance, as well as outplacement services. Receipt of any of these payments and benefits is contingent on the delivery by Dr. Hosford of a release and waiver of legal claims related to the employment relationship.

The agreement also provides that Dr. Hosford shall at all times maintain the confidentiality of Targacept’s proprietary information and shall not engage in a business defined in the agreement as competitive to Targacept until the later of nine months after termination of his employment or, if applicable, the end of the period of severance.

The description of the terms of Dr. Hosford’s employment agreement included in this Section 5.02(e) is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement effective June 28, 2013 between the Company and David A. Hosford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: June 28, 2013	/s/ Peter A. Zorn
Peter A. Zorn
Senior Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement effective June 28, 2013 between the Company and David A. Hosford.